March 17, 1993

To the Banks parties to the Revolving Credit and Letter of Credit Agreement dated as of August 10,
1992 among Frontier Oil and Refining Company, said
Banks and Union Bank, as Agent for said Banks

Re: Waiver and Amendment

Gentlemen:

     We refer to the Revolving Credit and Letter of Credit Agreement dated as of August 10, 1992 (the "Credit Agreement") among (1) Frontier Oil and Refining Company (the "Borrower"), (2) each of Union Bank, Banque Paribas and Den norske Bank AS (the "Banks") and (3) Union Bank, as agent for the Banks. Unless otherwise defined herein, the terms defined in the Credit Agreement are used herein as therein defined.

     FOC has requested that the Banks waive the requirements of Section 7.2(a) of the FOC Guaranty as set forth below and amend Schedule 2 to the FOC Guaranty, and the Borrower has requested that the Banks amend certain provisions of the Credit Agreement concerning Inventory Audits.

     1. The Banks hereby waive the requirements of Section 7.2(a) of the FOC Guaranty during the period from the date hereof to July 31, 1993, but only to the extent that such requirements are violated by Liens either now or hereafter existing in favor of Petro Engineering and Construction, Inc., Asbestos Free Insulation Contracting, Inc., Certified Welding, Heatec and certain union workers, as disclosed in the letter dated February 25, 1993 from Jon D. Galvin to Richard P. DeGrey, Jr. and the letter dated February 23, 1993 from James R. Belcher, for Holland & Hart, to Mr. DeGrey, copies of which letters are attached hereto as Exhibit A. Such waiver is conditioned upon the accuracy of the information contained in the aforementioned letters, and any material adverse change or material inaccuracy in such information shall cause such waiver to be of no further force or effect.

     2. Effective as of November 1, 1992, Schedule 2 to the FOC Guaranty is hereby deleted and replaced by Schedule 2 hereto.
March 17, 1993
Page 2

     3. The definition of "Inventory Audit" in Section 1.1 of the Credit Agreement is hereby amended by deleting the word "monthly" therein.

     4. Section 6.2 of the Credit Agreement is hereby amended by deleting the word "monthly" therein and adding the words "every other month" after the words "Inventory Audits."

     5. FOC and the Borrower hereby represent and warrant for the benefit of the Banks that (a) the representations and warranties contained in each Credit Document are correct in all material respects on and as of the date of this letter of waiver and amendment, before and after giving effect to the same, as if made on and as of such date and (b) no event has occurred and is continuing (except as waived in paragraph 1 above), or would result from the effectiveness of this letter of waiver and amendment, that constitutes a Default or Event of Default.

     6. On and after the effective date of this letter of waiver and amendment, (a) each reference in the FOC Guaranty to "this Guaranty," "hereunder," "hereof" or words of like import referring to the FOC Guaranty, (b) each reference in the Credit Agreement to "this Agreement," "hereunder," hereof" or words of like import referring to the Credit Agreement and (c) each reference in the Credit Documents to "the FOC Guaranty," "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the FOC Guaranty or the Credit Agreement shall mean and be a reference to the FOC Guaranty or the Credit Agreement, as applicable, as amended by this letter of waiver and amendment. The FOC Guaranty and the Credit Agreement, both as amended by this letter of waiver and amendment, and all of the other Credit Documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

     7. The execution, delivery and effectiveness of this letter of waiver and amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit documents .

     8. This letter of waiver and amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter of waiver and amendment.
March 17, 1993
Page 3

     9. This letter of waiver and amendment shall become effective as of the date first written above (except as otherwise provided in paragraph 2 above) when and if counterparts hereof have been executed and delivered by FOC, the Borrower, the Banks, Wainoco and the other Guarantors.

                              Very truly yours,

                              FRONTIER OIL CORPORATION


                              By: /s/  Jon D. Galvin
                              Vice President and Chief
                                Financial Officer

                              FRONTIER OIL AND REFINING COMPANY

                              By: /s/  Jon D. Galvin
                              Vice President and Chief
                                Financial Officer

Agreed as of the date first written above:

UNION BANK

By: /s/ Richard P. DeGrey, Jr.
Vice President

By: /s/ Philip B. Flynn
Senior Vice President